Exhibit 99.1

Key Technology Introduces FluoRaptor™
New Fluorescence-Sensing Laser Sorter the Detects Chlorophyll Levels

WALLA WALLA, WA - Key Technology, Inc. (Nasdaq: KTEC) announces the introduction of FluoRaptor™, a new fluorescence-sensing laser sorter designed to maximize the detection and removal of defects, extraneous vegetable matter, and foreign material from fresh cut products and a variety of fresh and frozen vegetable and potato products.

Key’s new FluoRaptor detects the presence of chlorophyll in products. Like all sorters in Key’s Optyx® Raptor family, Optyx FluoRaptor analyzes size and shape as well as millions of subtle color differences. With its new FluoRaptor laser, the sorter now also detects defects and foreign material based on differences in the fluorescent properties of the objects.

Detecting differing levels of chlorophyll as well as color, size, and shape, FluoRaptor easily differentiates peas from pods, vines, and leaves of the same color, whether the product is fresh or frozen, blanched or unblanched. Handling corn, FluoRaptor easily detects and removes husk and shank. For carrots and potato products, inspecting chlorophyll allows the sorter to better identify subtle green tones. For fresh-cut products such as baby spinach, spring mix, and other tender leaf products, FluoRaptor removes insects and animal parts as well as cardboard, plastic, metal, and glass. Processors of iceberg, romaine, and cabbage can also remove core using FluoRaptor.

“This is a major breakthrough innovation in helping our customers achieve superior product quality,” commented David Camp, President and CEO. “Using fluo laser technology for identifying defects from products that fluoresce is a capability more powerful, more versatile and more accurate than anything our competition has to offer.”

“With the highest resolution laser scanner in the food industry, Key’s Raptor product line detects defects that are sub-millimeter in size. FluoRaptor combines laser technology with our proprietary color cameras, which can be configured to sense a combination of visible color and infrared light. With this combination, we can detect color, size, and shape, as well as levels of chlorophyll. We are very excited about this development,” Camp concluded.

About Key Technology

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets. The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:
•	adverse economic conditions, particularly in the food processing industry, either globally or regionally, may adversely affect the Company's revenues;
•	competition and advances in technology may adversely affect sales and prices;
•	failure of the Company's new products may not compete successfully in either existing or new markets;
•	the limited availability and possible cost fluctuations of materials used in the Company's products could adversely affect the Company's gross profits; and
•	the inability of the Company to protect its intellectual property, especially as the Company expands geographically, may adversely affect the Company's competitive advantage.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Note: News releases and other information on Key Technology, Inc. can be accessed at www.key.net on the Internet..

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CONTACT:	Key Technology, Inc., Walla Walla
David M. Camp, President and Chief Executive Officer - 509-529-2161